                                                                    EXHIBIT 10.2

                AMENDED AND RESTATED CHANGE OF CONTROL AGREEMENT

  This Amended and Restated Change of Control Agreement (the "Agreement") is entered into on ______, 1999, by and between STANDARD INSURANCE COMPANY, an Oregon corporation (the "Company"), having it principal place of business at 1100 SW Sixth Avenue, Portland, Oregon 97204, and [insert Executive's name] ("Executive"), [insert Executive's address]. This agreement amends and restates the Employment Continuation Agreement dated April __, 1998 between the Company and Executive.

                                    RECITALS

  A. The Company is evaluating the possibility of demutualizing and restructuring as a stock company and a subsidiary of a public company. The Company recognizes that, as is the case with many publicly held corporations, the possibility of a change of control may exist, and that such possibility, and the uncertainty and questions it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company.

  B. It is in the best interests of the Company and its policyholders that key management personnel, including Executive, continue to be employed by the Company, perform the responsibilities of their positions without undue distraction and exercise their judgment without bias or concern due to their personal circumstances.

  C. Accordingly, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company's management to their assigned duties without distraction resulting from the possibility of a change of control of the Company.

  D. To induce Executive to remain employed by the Company in the face of uncertainties and a possible change of control, this Agreement, which has been approved by the Board of Directors of the Company (the "Board"), sets forth the severance benefits that the Company will provide to Executive in the event that Executive's employment is terminated subsequent to a "Change of Control" under the circumstances described below. Capitalized terms not otherwise defined in this Agreement have the meanings given to such terms in Section 10.

                                   AGREEMENT

  THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth below, the parties agree as follows:

  1. Employment Relationship. Executive is currently employed by the Company as [insert Executive's current position]. Executive and the Company acknowledge that the Company may terminate Executive's employment for any or no reason at any time, subject to the obligation (if any) of the Company to provide the severance benefits specified in this Agreement in accordance with the terms hereof.

  2. Release of Claims. In consideration for and as a condition precedent to receiving the severance benefits outlined in this Agreement, Executive agrees to execute a Release in the form attached as Exhibit A (the "Release"). Executive promises to execute and deliver the Release to the Company within the later of
(a) 45 days after the date Executive receives the Release or (b) the last day of Executive's active employment. Any payments required under this Agreement will be payable only after receipt by the Company of a signed Release from Executive.

  3. Term and Termination of Agreement. This Agreement shall commence on December 1, 1999 (the "Effective Date") and shall continue in effect through December 3l, 2001 (the "Expiration Date"); provided, however, that commencing on January 1, 2002, and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company shall have given notice that it does not wish to extend this Agreement; provided, that no such notice may be given during the pendency of a potential Change of Control, as defined in
Section 10.2; provided, further, that if a Change of Control shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of 24 months beyond the month in which such Change of Control occurred.

     3.1 Notwithstanding the foregoing, this Agreement shall terminate immediately if:

       3.1.1 Executive voluntarily terminates employment with the Company other than for Good Reason;

       3.1.2 Executive's employment by the Company is terminated by reason of Executive's death, Disability or voluntary retirement under any of the Company's retirement plans; or

       3.1.3 the Company terminates Executive's employment prior to a Change of Control.

     3.2 The Company may terminate this Agreement during Executive's employment, if, prior to a Change of Control, Executive ceases to hold Executive's current position with the Company (other than as a result of a promotion).

     3.3 If a Change of Control shall have occurred at any time after the first anniversary of the Effective Date, this Agreement shall continue in effect for a period of 24 months beyond the month in which such Change of Control occurred.

     3.4 If on or before the Expiration Date, the Company or a holding company formed to hold the Company's stock has entered into an agreement or announced publicly its intent to enter into an agreement the consummation of which would constitute a Change of Control, this Agreement shall continue in effect for 24 months beyond the effective date of the Change of Control.

  4. Duties. The Executive shall cooperate with the Company and shall promptly and fully perform such duties and discharge such responsibilities on a full-time basis as may reasonably be assigned by the Company to Executive from time to time.

  5. Termination Following Change of Control.  If any of the events described in
Section 10.2 constituting a Change of Control of the Company shall have occurred, Executive shall be entitled to the benefits provided for in this
Section 5 upon the subsequent termination of Executive's employment within 24 months after a Change of Control unless such termination is (a) because of Executive's death, Disability or voluntary retirement under any of the Company's retirement plans, (b) by the Company for Cause, or (c) by Executive other than for Good Reason. If Executive's employment with the Company is terminated for any reason and subsequently a Change of Control of the Company occurs, Executive shall not be entitled to any benefits under this Agreement.

     5.1 As severance pay and in lieu of any other compensation for periods subsequent to the Termination Date, as defined in Section 10.5, the Company shall pay Executive an amount in cash equal to three times the sum of (a) Executive's annual base salary in effect at the time the Change of Control occurs and (b) the incentive compensation payable to Executive under the Company's Short Term Incentive Plan at the target bonus for the year in which the Change of Control occurs.

     5.2 For the thirty-month period commencing with the Termination Date, the Company shall arrange to provide Executive with group health, dental and life insurance benefits substantially similar to those which Executive was receiving immediately prior to the Change of Control, and paid for by the Company and the Executive in the same manner as immediately prior to the Change of Control. Notwithstanding the foregoing, the Company shall not provide any benefit otherwise receivable by Executive pursuant to this Section
  5.2 to the extent that a similar benefit is actually received by Executive from a subsequent employer during such thirty-month period, and any such benefit actually received by Executive shall be promptly reported by Executive to the Company.

     5.3 All benefits to which Executive is entitled under the Company's Defined Benefit Retirement Plan, the Senior Officers Deferred Compensation Plan, Senior Officers Supplemental Retirement Plan and any other retirement or deferred compensation plan shall immediately vest.

     5.4 All outstanding stock options, stock bonuses or other stock awards held by Executive under all stock option and stock incentive plans of the Company shall become immediately vested and exercisable in full and all outstanding stock options shall remain exercisable until the earlier of (a) the first anniversary of the Termination Date (or, with respect to any incentive stock option, the date that is three months after the Termination
  Date) or (b) the option expiration date as set forth in the applicable option agreement.

     5.5 The Company shall pay Executive an amount in cash equal to the target bonus payable to Executive under any cash long term incentive plan in operation immediately prior to the Change of Control, which amount shall be prorated based on the number of months of operation prior to the Change of Control; except, that if Executive received payment under such plan before the Termination Date, then Executive shall not receive any payment under this
  Section 5.5.

     5.6 If and to the extent the Company has not adopted and implemented the 1999 StanCorp Financial Group Omnibus Stock Incentive Plan and made the planned stock option grants to Executive under such plan as set forth on Exhibit B (the "Planned Grant Options"), then the Company shall pay Executive an amount in cash equal to (a) the Planned Grant Factor set forth on Exhibit B (the "Grant Factor"), multiplied by (b) the positive difference, if any, between (x) the aggregate consideration paid by the acquiring Person and (y) the Base Value of the Company as determined hereinafter (the "Base Value"). The Base Value shall be the midpoint of the range of values of the Company provided by Goldman, Sachs & Co. immediately before the effective date of the Company's demutualization. If no such range of values shall have been provided, then the Base Value shall be (a) the Retained Earnings of the Company as reported in the audited GAAP financial statements of the Company for the year which ended immediately prior to the year in which the Change of Control occurs, multiplied by (b) 0.85.

     5.7 Notwithstanding anything in this Agreement to the contrary, whether or not Executive becomes entitled to any benefits under this Section 5, if any of the benefits under this Section 5 or any other payment or benefit received or to be received by Executive in connection with a Change of Control of the Company (collectively, "Severance Payments") will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, amended (the "Code") (or any similar tax that may hereafter be imposed) the Company shall pay to Executive at the time specified in Section 8 an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Severance Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this subsection (i.e., upon the components of the Gross-Up Payment), shall be equal to the Severance Payments.

     For purposes of determining whether any amounts will be subject to the Excise Tax and the amount of such Excise Tax, (a) all amounts representing the Severance Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to Executive, the Severance Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax, (b) the amount of the Severance Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of
  (1) the total amount of the Severance Payments or (2) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (a), above), and (c) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence on the Termination Date, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of Executive's employment, Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by Executive if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

  6. Conditions on Eligibility for Severance Benefits. Executive shall not be eligible to receive the benefits provided for in Section 5 if any of the following applies:

     6.1 Executive fails to execute and deliver the Release in the time period set forth in Section 2, or, if applicable, Executive executes and later revokes the Release within the revocation period; or

     6.2   Executive fails to comply with Section 12 hereof.

  7. Tax Withholding; Subsequent Employment.

     7.1 All compensation, benefits and payments provided for in this Agreement shall be paid after any withholding for taxes or other charges and authorized deductions required (or permitted) to be withheld by the Company, including but not limited to any federal income taxes, any applicable state taxes, FICA, Medicare and any similar state or federal taxes or required state or federal withholdings.

     7.2 Except as provided in Section 5.2, the amount of any payment or benefit provided for in this Agreement shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by Executive as the result of employment by another employer after termination.

  8. Payments.  All amounts to be paid by the Company to Executive pursuant to
Section 5 shall be made not later than thirty days following the Termination Date; provided, however, that if the amounts of such payments cannot be fully determined on or before such date, the Company shall pay to Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as reasonably practicable after the amount thereof can be determined, but in no event later that the ninetieth day after the Termination Date. If the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive payable on the fifth business day after demand therefor by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

  9. Other Agreements. This Agreement shall supersede any prior change of control agreement or employment continuation agreement between Company and Executive.

  10.  Definitions.

     10.1 "Cause" shall mean termination of Executive in any of the following circumstances:

       10.1.1 In the reasonable judgment of the Board, Executive has neglected or willfully failed or refused to perform substantially Executive's reasonably assigned duties with the Company (other than any such failure resulting from Executive's Disability) and such failure continues for thirty days after a demand for substantial performance is delivered to Executive by the Board, the Chief Executive Officer or the President of the Company which specifically identifies the manner in which the Board believes that Executive has neglected or willfully failed or refused to perform substantially Executive's duties;

       10.1.2 In the reasonable judgment of the Board, Executive has engaged in dishonesty in connection with or related to the performance of Executive's material duties with the Company;

       10.1.3 Executive is found guilty by a court or regulatory body of having committed fraud or theft against the Company or any governmental entity or of having committed a felony;

       10.1.4 Executive breaches in any material respect or voluntarily terminates this Agreement; or

       10.1.5 In the reasonable judgment of the Board, Executive engaged in gross negligence or willful misconduct that causes or may reasonably be expected to cause material harm to the business, operations or reputation of the Company or any of its subsidiaries or affiliates.

     10.2 "Change of Control" shall mean that one of the following events has taken place (for the purposes of this Section 10.2 only all references to "the Company" mean and include either the Company or any newly formed holding company formed for the purpose of holding the Company's stock):

       10.2.1 Any "Person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

       10.2.2 The shareholders of the Company approve a merger or other consolidation of the Company with any other company, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 51% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 30% of the combined voting power of the Company's then outstanding securities;

       10.2.3 The shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of its assets;

       10.2.4 A tender or exchange offer is made for Common Stock (or securities convertible into Common Stock) of the Company and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Exchange Act), directly or indirectly, of securities representing at least 30% of the voting power of outstanding securities of the Company; or

       10.2.5 During any period of twelve months or less, individuals who at the beginning of such period constituted a majority of the Board cease for any reason to constitute a majority of the Board unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

       10.2.6 Any other event or combination of events which the Board, acting in its sole discretion, determines to be a "Change of Control" for purposes of this Agreement.

  Notwithstanding anything set forth in this Section 10.2, no Change of Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in (a) Executive, or a group of Persons which includes Executive, acquiring, directly or indirectly, 25% or more of the combined voting power of the Company's voting securities; or (b) the demutualization of the Company from a mutual company to a stock company, the restructuring of the Company such that its stock is held by a newly formed holding company or the initial sale of stock of the Company or any newly formed holding company to the public.

     10.3 "Disability" shall mean disability as determined under the Company's long-term disability plans.

     10.4  "Good Reason" shall mean and include any of the following:

          10.4.1 The assignment of Executive to a different title, job or responsibilities that results in a material decrease in the level of responsibility of Executive or in the nature or status of Executive's position with respect to the surviving company after the Change of Control when compared to Executive's level of responsibility for the Company's operations or the nature or status of Executive's position prior to the Change of Control; provided, that Good Reason shall not exist if Executive continues to have the same or a greater general level of responsibility with respect to the former Company operations or a position of the same or greater nature or status after the Change of Control as Executive had prior to the Change of Control even if the former the Company operations are a subsidiary or division of the surviving company.

       10.4.2 A reduction by the Company or the surviving company in Executive's annual base salary as in effect immediately prior to the Change of Control.

       10.4.3 A material reduction by the Company or the surviving company in total benefits available to Executive under cash incentive, stock incentive and other employee benefit plans after the Change of Control compared to the total package of such benefits as in effect prior to the Change of Control.

       10.4.4 The failure by the Company to obtain from any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company the assent to this Agreement contemplated by Section 11 hereof.

       10.4.5 The Company or the surviving company requires Executive to be based more than fifty miles from where Executive's office is located immediately prior to the Change of Control, except for required travel on company business to an extent substantially consistent with the business travel obligations which Executive undertook on behalf of the Company prior to the Change of Control.

  Notwithstanding anything to the contrary set forth herein, the acceptance of any of the aforementioned reductions, modifications or relocation for not longer than three months shall not be deemed to be a waiver of the Executive's right to terminate for Good Reason.

     10.5 "Termination Date" shall mean the final day of Executive's active employment by the Company or the surviving company after a Change of Control.

  11.    Successors; Binding Agreement.

     11.1 The Company will require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation or otherwise, including without limitation any newly formed holding company formed for the purpose of holding the Company's stock) to all or substantially all of the business or assets of the Company ("Successor") expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any Successor which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     11.2 This Agreement is personal to Executive and may not be transferred or assigned by Executive other than by will or the laws of descent and distribution without the prior written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by Executive and Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there is no such designee, to Executive's estate.

  12. Resignation of Corporate Offices. Executive will resign Executive's office, if any, as a director, officer or trustee of the Company, its subsidiaries or affiliates and of any other corporation or trust of which Executive serves as such at the request of the Company, effective as of the Termination Date. Executive agrees to provide the Company such written resignation(s) upon request and that no severance will be paid until after such resignation(s) are provided.

  13. Legal Fees and Expenses. If Executive asserts any claim in any contest (whether initiated by Executive or by the Company) as to the validity, enforceability or interpretation of any provision of this Agreement, the Company shall pay Executive's legal expenses (or cause such expenses to be paid) including, without limitation, reasonable attorney's fees, on a quarterly basis, upon presentation of proof of such expenses; provided, that Executive shall reimburse the Company for such amounts, plus simple interest thereon at the 90-day United States Treasury Bill rate as in effect at the relevant time, compounded annually, if Executive shall not prevail, in whole or in part, as to any material issue as to the validity, enforceability or interpretation of any provision of this Agreement.

  14. Governing Law, Arbitration. This Agreement shall be construed in accordance with and governed by the laws of the State of Oregon applied without reference to conflicts of laws principles. Any dispute or controversy arising under or in connection with this Agreement or the Release or the breach thereof, shall be settled exclusively by binding arbitration. The arbitration shall be held at a site selected by the arbitrator(s) and shall be conducted in accordance with the Expedited Employment Arbitration Rules of the American Arbitration Association then in effect. The arbitrator shall be selected by the mutual consent of the Company and Executive. If the parties cannot agree on an arbitrator, the dispute shall be heard by a panel of three arbitrators, one appointed by each of the parties and the third appointed by the other two arbitrators. Judgment may be entered on the award of the arbitrator(s) in any court having jurisdiction.

  15. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

  16. Severability. If any of the provisions or terms of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other terms of this Agreement, and this Agreement shall be construed as if such unenforceable term had never been contained in this Agreement.

  17. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and during the term of the Agreement supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter hereof.

Executive acknowledges that Executive is entering into this Agreement of his or her own free will and accord and with no duress. Executive has read the Agreement and the Release, and Executive understands the legal consequences of the Agreement and the Release.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                              STANDARD INSURANCE COMPANY


                              By:_____________________________
                              Name:___________________________
                              Title:  Chairman, President and
                                   Chief Executive Officer

                              Attest:

                              By:_____________________________
                              Name:__________________________
                              Title:  Corporate Secretary



                              [EXECUTIVE]


                              _________________________________

                                   EXHIBIT A

                                    RELEASE

1.  PARTIES.
    -------

  The parties to this Release (hereinafter "Release") are ___________________________________________________________ and Standard
Insurance Company, an Oregon corporation.

   1.1 Executive.
       ---------

     For the purposes of this Release, "Executive" means
  _______________________________________________________, and his or her
  attorneys, heirs, executors, administrators, assigns, and spouse.

  1.2  The Company.
       ------------

     For purposes of this Release, the "Company" means Standard Insurance Company, an Oregon corporation, its predecessors and successors, corporate affiliates, and all of each corporation's officers, directors, employees, insurers, agents, or assigns, in their individual and representative capacities.

2.  BACKGROUND AND PURPOSE.
    ----------------------

  Executive was employed by the Company. Executive's employment is ending effective __________ following a Change of Control as defined in Section 10.2 ("Change of Control") of the Change of Control Agreement ("Agreement").

  The purpose of this Release is to settle, and the parties hereby settle, fully and finally, any and all claims Executive may have against the Company, whether asserted or not, known or unknown, including, but not limited to, claims arising out of or related to Executive's employment, any claim for reemployment, or any other claims whether asserted or not, known or unknown, past or future, that relate to Executive's employment, reemployment, or application for reemployment.

3.  RELEASE.
    -------

  Except as reserved in paragraphs 3 or 3.1, Executive waives, acquits and forever discharges the Company from any obligations the Company has and all claims Executive may have including but not limited to obligations and/or claims arising from the Agreement or any other document or oral agreement relating to employment compensation, benefits severance or post-employment issues. Except as reserved in Paragraph 3.1 or where expressly prohibited by law, Executive hereby releases the Company from any and all claims, demands, actions, or causes of action, whether known or unknown, arising from or related in any way to any employment of or past or future failure or refusal to employ Executive by the Company, or any other past or future claim that relates in any way to Executive's employment, compensation, benefits, reemployment, or application for employment, with the exception of any claim Executive may have against the Company for enforcement of this Release. This Release includes any and all claims, direct or indirect, which might otherwise be made under any applicable local, state or federal authority, including but not limited to any claim arising under the Oregon statutes dealing with employment, discrimination in employment, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, Executive Order 11246, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Age Discrimination in Employment Act, the Fair Labor Standards Act and Oregon wage and hour statutes, all as amended, any regulations under such authorities, and any applicable contract, tort, or common law theories.

  3.1    Reservations of Rights.
         ----------------------

     This Release shall not affect any rights which Executive may have under any medical insurance, disability plan, workers' compensation, unemployment compensation, applicable Company stock incentive plan(s), indemnifications, 401(k) plan, defined benefit plan, supplemental retirement plan, deferred compensation plan or other employee benefit plan maintained by the Company in which Executive is entitled to participate by law or by the terms of that plan following a termination of employment.

  3.2    No Admission of Liability.
         -------------------------

     It is understood and agreed that the acts done and evidenced hereby and the release granted hereunder is not an admission of liability on the part of Executive or the Company.

4.  CONSIDERATION TO EXECUTIVE.
    --------------------------

  The consideration to Executive for execution and delivery of this Release to the Company is the obligations of the Company to provide severance payments to Executive on the terms specified in the Agreement.

5.  NO DISPARAGEMENT.
    ----------------

  Executive agrees that, after the date of this Release, Executive will not disparage or make false or adverse statements about the Company. The Company shall report to Executive any actions or statements that are attributed to Executive that the Company believes are disparaging. The Company may take actions consistent with breach of this Release should it determine that Executive has disparaged or made false or adverse statements about the Company.

6.  CONFIDENTIALITY, PROPRIETARY, TRADE SECRET AND RELATED INFORMATION.
    ------------------------------------------------------------------

  In addition to Executive's obligations under any other confidentiality agreements with respect to information about the Company, Executive agrees not to make unauthorized use or disclosure of any confidential, proprietary or trade secret information learned as an employee about the Company, its products, customers and suppliers, and covenants not to breach that duty. Should Executive, Executive's attorney or agents be requested in any judicial, administrative, or other proceeding to disclose confidential, proprietary or trade secret information Executive learned as an employee of the Company, Executive shall promptly notify the Company of such request by the most expeditious means in order to enable the Company to take any reasonable and appropriate action to limit such disclosure.

7.  SCOPE OF RELEASE.
    ----------------

  The provisions of this Release shall be deemed to obligate, extend to, and inure to the benefit of the parties; the Company's parents, subsidiaries, affiliates, successors, predecessors, assigns, directors, officers, and employees; and each parties insurers, transferees, grantees, legatees, agents and heirs, including those who may assume any and all of the above-described capacities subsequent to the execution and effective date of this Release.

8.  OPPORTUNITY FOR ADVICE OF COUNSEL.
    ---------------------------------

  Executive acknowledges that Executive has been encouraged to seek advice of counsel with respect to this Release and has had the opportunity to do so.

9.  ENTIRE RELEASE.
    --------------

  This Release and the Agreement signed by Executive contain the entire agreement and understanding between the parties and, except as reserved in paragraph 3 and 3.1, supersede and replace all prior agreements written or oral. Executive and the Company acknowledge that no other party, nor agent nor attorney of any other party, has made any promise, representation, or warranty, express or implied, not contained in this Release concerning the subject matter of this Release to induce this Release, and Executive and the Company acknowledge that they have not executed this Release in reliance upon any such promise, representation, or warranty not contained in this Release.

10.  SEVERABILITY.
     ------------

  Every provision of this Release is intended to be severable. In the event any term or provision of this Release is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction or by final and unappealed order of an administrative agency of competent jurisdiction, such illegality or invalidity should not affect the balance of the terms and provisions of this Release, which terms and provisions shall remain binding and enforceable.

11.  PARTIES MAY ENFORCE RELEASE.
     ---------------------------

  Nothing in this Release shall operate to release or discharge any parties to this Release or their successors, assigns, legatees, heirs, or personal representatives from any rights, claims, or causes of action arising out of, relating to, or connected with a breach of any obligation of any party contained in this Release.

12.  COSTS AND ATTORNEY'S FEES.
     -------------------------

  If Executive asserts any claim in any contest (whether initiated by Executive or by the Company) as to the validity, enforceability or interpretation of any provision of this Release, the Company shall pay Executive's legal expenses (or cause such expenses to be paid) including, without limitation, reasonable attorney's fees, on a quarterly basis, upon presentation of proof of such expenses; provided, that Executive shall reimburse the Company for such amounts, plus simple interest thereon at the 90-day United States Treasury Bill rate as in effect at the relevant time, compounded annually, if Executive shall not prevail, in whole or in part, as to any material issue as to the validity, enforceability or interpretation of any provision of this Release.

13.  ACKNOWLEDGMENTS.
     ---------------

  Executive acknowledges that the Agreement provides severance pay and benefits which the Company would otherwise have no obligation to provide.

  Executive acknowledges that the Company has provided the following information: (a) the class or group of employees offered the opportunity to obtain severance benefits similar to those in the Release, (b) the eligibility factors required to obtain severance benefits similar to those in the Release,
(c) the time limits required to obtain severance benefits similar to those in the Release, (d) the job titles and ages of employees eligible or selected for severance benefits similar to those in the Release, and (e) the ages of employees in the same classification either not eligible or not selected.

14.  REVOCATION.
     ----------

  As provided by the Older Workers Benefit Protection Act, Executive's is entitled to have forty-five days to consider this Release. For a period of seven days from execution of this Release, Executive may revoke this Release. Upon receipt of Executive's signed Release and the end of the revocation period, payment by the Company as described in paragraph 4 above will be forwarded by mail in a timely manner as provided herein.

Dated:  __________ __, 1998

                              ____________________________
                              [Name of Executive]


STATE OF OREGON        )
                       ) ss.
County of _________    )

     Personally appeared the above named ____________________________ and acknowledged the foregoing instrument to be his or her voluntary act and deed.

               Before me      ____________________________
                              Notary Public for
                              My commission expires:



Dated:_________________________

                              Standard Insurance Company


                              By:____________________________
                              Name:__________________________
                              Title:___________________________

                                   EXHIBIT B

                          PLANNED STOCK OPTION GRANTS
               1999 STANCORP FINANCIAL GROUP STOCK INCENTIVE PLAN




                                      B-1